Contact:	Randy Giles
Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports Fourth Quarter Earnings

Announces 2012 EPS Guidance Range of $3.10 - $3.30

BETHESDA, Md. (February 8, 2012) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter and fiscal year ended December 31, 2011.  Operating revenues totaled $3.1 billion for the quarter with net earnings of $85.7 million, or $0.60 earnings per diluted share (EPS).  These results include a favorable impact from the Medicare Advantage Private Fee-for-Service (MA-PFFS) product of $0.02 EPS.  Excluding the impact of MA-PFFS results(1), core earnings for the quarter were $82.1 million, or $0.58 EPS.

For the year ended December 31, 2011, total operating revenues were $12.2 billion with net earnings of $543.1 million, or $3.70 EPS.  These results include EPS of $0.15 from the MA-PFFS product and EPS of $0.68 related to the definitive settlement agreement associated with the provider class action litigation in Louisiana which was approved by the court during the second quarter.  Excluding the impact of MA-PFFS results(1) and the provider class action litigation adjustment(2), core earnings for the year were $419.5 million, or $2.87 EPS.

“We spent much of 2011 focused on seizing growth opportunities for 2012 and beyond, and I am very pleased with the strong growth in Medicaid and Medicare as we enter the first quarter of 2012, ” said Allen F. Wise, chairman and chief executive officer of Coventry. “As we wrap up 2011, we turn our focus towards 2012 with a forecast of double digit revenue growth coupled with operating earnings and EPS growth.  We are hard at work to deliver on 2012 commitments while laying the foundation to seize opportunities for the future.”

Fourth Quarter and Full Year 2011 Consolidated Highlights
•	Implemented a Medicaid contract with the Commonwealth of Kentucky effective November 1, 2011
o	Providing services to approximately 221,000 new members at year-end
•	Closed the acquisition of Children’s Mercy’s Family Health Partners effective January 1, 2012, adding approximately 210,000 Medicaid members
•	Successful execution during the 2012 Annual Enrollment Period resulting in enrollment gains of approximately 28,000, or 13%, in Medicare-CCP and just under 300,000, or 25%, in Medicare Part D
•	Reduced selling, general, and administrative (SG&A) expense as a percentage of revenue from 16.9% in 2010 to 16.5% in 2011
•	Repurchased 3.2 million shares for $100.0 million during the fourth quarter and 10.7 million shares for $327.7 million for the full year
o	Increased the share repurchase authorization by 14.4 million shares in the fourth quarter, with authorization remaining at year-end of 16.5 million shares
•	Approximately $900 million of deployable free cash at the parent at January 31, 2012
•	Entered into a new $750 million, five-year unsecured revolving credit facility during the second quarter of 2011 which remains undrawn at year-end

Selected Fourth Quarter and Full Year 2011 Highlights

•
Commercial Risk(3). As of December 31, 2011, commercial risk membership was 1,635,000, a decrease of 6,000 members from the prior year-end as approximately 18,000 members associated with the State of Illinois account moved to ASO during 2011. The commercial risk medical loss ratio (MLR) was 83.7% in the quarter and 81.6% for the full year.

•
Medicare Advantage.  As of December 31, 2011, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 222,000, an increase of 2,000 members from the prior quarter.  The MA-CCP MLR was 82.3% in the quarter, a decrease of 180 bps from the prior year quarter, and 82.9% for the full year.  During the fourth quarter, the run-out of the MA-PFFS product line contributed $0.02 EPS and has now contributed $0.15 EPS for the full year. As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D.  As of December 31, 2011, Medicare Part D membership was 1,143,000, a decrease of 5,000 members from the prior quarter.  The Medicare Part D MLR was 60.5% in the quarter, a decrease of 420 bps from the prior year quarter.   The Medicare Part D MLR was 81.7% for the full year, a decrease of 200 bps from the prior full year.

•
Medicaid.  As of December 31, 2011, Medicaid membership was 692,000, an increase of 224,000 members from the prior year-end.  Coventry commenced operations in Kentucky during the fourth quarter which contributed approximately 221,000 new members. The Medicaid MLR was 94.4% in the quarter and 89.4% for the full year.

2012 FULL YEAR GUIDANCE
•	Risk revenue of $12.75 billion to $12.90 billion
•	Management services revenue of $1.11 billion to $1.15 billion
•	Consolidated revenue of $13.86 billion to $14.05 billion
•	Consolidated MLR of 83.1% to 83.9%
•	Cost of sales expense of $231.0 million to $237.0 million
•	SG&A expense of $2.13 billion to $2.16 billion
•	Depreciation and amortization expense of $136.0 million to $140.0 million
•	Other income of $77.0 million to $83.0 million
•	Interest expense of $98.0 million to $99.0 million
•	Tax rate of 36.7% to 37.3%
•	Diluted share count of 138.0 million to 142.0 million
•	EPS of $3.10 to $3.30

2011 EPS RECONCILIATION TABLE

	2011 Actual	Previous Guidance
EPS from core businesses	$2.87	$2.82 - $2.87
Impact from non-recurring MA-PFFS(1)	$0.15	$0.13
EPS including MA-PFFS	$3.02	$2.95 - $3.00
Impact from Q2 2011 litigation adjustment(2)	$0.68	$0.68
GAAP EPS	$3.70	$3.63 - $3.68

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Wednesday, February 8, 2012.  To listen to the call, dial toll-free at (888) 312-9865 or, for international callers, (719) 325-2286. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 4441852.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2010, and Coventry’s subsequent filings with the Securities and Exchange Commission.  Among the risk factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements from recently enacted federal or state laws or regulations, court decisions, or government investigations or proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less than favorable terms; failure of independent agents and brokers to continue to market the Company’s products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; compromises of the Company’s data security; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; the Company’s ability to receive cash from its regulated subsidiaries; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and an impairment of the Company’s intangible assets.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating revenues:	(unaudited)	(unaudited)	(unaudited)
Managed care premiums	$ 2,841,976	$ 2,730,377	$11,014,950	$10,414,640
Management services	287,180	294,639	1,171,733	1,173,276
Total operating revenues	3,129,156	3,025,016	12,186,683	11,587,916

Operating expenses:
Medical costs	2,331,881	2,156,033	9,041,402	8,265,947
Cost of sales	73,941	64,152	283,544	252,052
Selling, general, and administrative	539,717	531,442	2,016,042	1,961,947
Provider class action	-	-	(159,300)	278,000
Depreciation and amortization	34,674	36,343	136,865	140,685
Total operating expenses	2,980,213	2,787,970	11,318,553	10,898,631

Operating earnings	148,943	237,046	868,130	689,285
Operating earnings percentage of total revenues	4.8%	7.8%	7.1%	5.9%

Interest expense	28,219	19,705	99,062	80,418
Other income, net	22,833	18,505	89,033	77,667

Earnings before income taxes	143,557	235,846	858,101	686,534

Provision for income taxes	57,861	85,520	314,996	247,918
Net earnings	$ 85,696	$ 150,326	$ 543,105	$ 438,616

Net earnings per share:
Basic earnings per share	$ 0.61	$ 1.02	$ 3.75	$ 3.00
Diluted earnings per share	$ 0.60	$ 1.01	$ 3.70	$ 2.97

Weighted average shares outstanding, basic	141,196	146,775	144,775	146,169
Weighted average shares outstanding, diluted	142,858	148,430	146,741	147,579

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,	December 31,
	2011	2011	2010
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,579,003	$1,986,323	$1,853,988
Short-term investments	116,205	222,631	16,849
Accounts receivable, net	270,263	257,720	276,694
Other receivables, net	717,736	496,631	515,882
Other current assets	286,301	262,903	371,528
Total current assets	2,969,508	3,226,208	3,034,941

Long-term investments	2,635,309	2,553,792	2,184,606
Property and equipment, net	255,485	262,432	262,282
Goodwill	2,548,834	2,559,605	2,550,570
Other intangible assets, net	367,533	383,582	431,886
Other long-term assets	36,863	38,277	31,300
Total assets	$8,813,532	$9,023,896	$8,495,585

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,308,507	$1,224,216	$1,237,690
Accounts payable and accrued liabilities	695,235	637,245	942,226
Deferred revenue	114,510	398,756	103,082
Current portion of long-term debt	233,903	233,903	-
Total current liabilities	2,352,155	2,494,120	2,282,998

Long-term debt	1,584,700	1,584,578	1,599,396
Other long-term liabilities	365,686	432,603	414,025
Total liabilities	4,302,541	4,511,301	4,296,419

Stockholders’ equity	4,510,991	4,512,595	4,199,166

Total liabilities and stockholders’ equity	$8,813,532	$9,023,896	$8,495,585

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Year Ended
	December 31, 2011	December 31, 2011

Cash flows from operating activities:
Net earnings	$85,696	$543,105
Adjustments to earnings:
Depreciation and amortization	34,674	136,865
Amortization of stock compensation	10,566	40,530
Provider class action – release	---	(159,300)
Provider class action – deferred tax adjustment	---	58,145
Changes in assets and liabilities:
Provider class action – settlement	---	(150,500)
Accounts receivable, net	(12,543)	7,287
Other receivables	(218,780)	(198,479)
Medical liabilities	84,291	68,272
Accounts payable and other accrued liabilities	63,417	68,605
Deferred revenue	(284,246)	11,510
Other operating activities	(32,656)	(24,881)
Net cash flows from operating activities	(269,581)	401,159

Cash flows from investing activities:
Capital expenditures, net	(8,190)	(62,085)
Payments for investments, net of sales and maturities	(1,738)	(532,305)
Payments for acquisitions, net of cash acquired	(3,500)	(7,616)
Net cash flows from investing activities	(13,428)	(602,006)

Cash flows from financing activities:
Proceeds from issuance of stock	2,533	44,624
Payments for repurchase of stock	(126,614)	(336,219)
Proceeds from issuance of debt, net	---	589,867
Repayment of debt	---	(380,029)
Excess tax benefit from stock compensation	(230)	7,619
Net cash flows from financing activities	(124,311)	(74,138)

Net change in cash and cash equivalents for current period	(407,320)	(274,985)
Cash and cash equivalents at beginning of period	1,986,323	1,853,988
Cash and cash equivalents at end of period	$1,579,003	$1,579,003

Cash and Investments:
Cash and cash equivalents	$1,579,003	$1,579,003
Short-term investments	116,205	116,205
Long-term investments	2,635,309	2,635,309
Total cash and investments	$4,330,517	$4,330,517

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

	Total 2011	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Total 2010
Membership by Product (000s)
Commercial Risk		1,635	1,636	1,648	1,636	1,641
Health Plan Commercial ASO		700	710	689	688	698
Medicare Advantage CCP		222	220	219	219	224
Medicaid Risk		692	467	467	468	468
Health Plan Total		3,249	3,033	3,023	3,011	3,031

Other National ASO		373	376	379	383	459
Total Medical Membership		3,622	3,409	3,402	3,394	3,490

Medicare Part D		1,143	1,148	1,150	1,159	1,628

Total Membership		4,765	4,557	4,552	4,553	5,118

Revenues by Product Type (000s)
Commercial Risk	$6,009,848	$1,510,768	$1,497,133	$1,510,849	$1,491,099	$5,540,470
Commercial Management Services	302,522	71,049	79,615	74,016	77,842	327,084
Medicare Advantage	2,382,330	598,796	591,051	601,240	591,242	2,114,205
Medicaid Risk	1,381,706	448,597	316,255	305,788	311,066	1,133,353
Total Health Plan and Medical Services Businesses	10,076,406	2,629,210	2,484,054	2,491,893	2,471,249	9,115,112

Medicare Part D	1,226,734	280,146	271,947	316,196	358,445	1,604,198
Other Premiums	105,597	26,132	26,341	26,709	26,415	100,130
Other Management Services	879,707	219,281	218,393	223,892	218,141	856,072
Total Specialized Managed Care Businesses	2,212,038	525,559	516,681	566,797	603,001	2,560,400

Total Premiums	11,106,215	2,864,439	2,702,727	2,760,782	2,778,267	10,492,356
Total Management Services	1,182,229	290,330	298,008	297,908	295,983	1,183,156
Other/Eliminations	(101,761)	(25,613)	(25,192)	(25,644)	(25,312)	(87,596)
Total Revenue	$12,186,683	$3,129,156	$2,975,543	$3,033,046	$3,048,938	$11,587,916

Consolidated Coventry

Operating Income % of Revenues	7.1%	4.8%	6.5%	11.7%	5.6%	5.9%

SGA % of Revenues	16.5%	17.2%	16.6%	16.0%	16.4%	16.9%

Total Health Plan Medical Liabilities (000s)(4)		$1,106,174	$1,088,989	$1,094,021	$1,087,137	$1,021,667
Health Plan Days in Claims Payable (DCP) (4)		50.45	50.52	50.48	50.40	48.62

Total Debt (millions)		$1,818.6	$1,818.5	$1,818.4	$1,599.5	$1,599.4
Total Capital (millions)		$6,329.6	$6,331.1	$6,313.2	$5,869.3	$5,798.6
Debt to Capital		28.7%	28.7%	28.8%	27.3%	27.6%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
 (Unaudited)

	Total 2011	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Total 2010
Revenue PMPM
Commercial Risk(3)	$303.69	$305.70	$303.33	$304.19	$301.54	$298.62
Medicare Advantage	$895.54	$896.77	$893.22	$909.10	$883.09	$876.67
Medicare Part D(5)	$92.41	$90.95	$94.10	$93.72	$90.86	$87.96
Medicaid	$228.85	$244.71	$226.39	$218.28	$221.16	$218.98

MLR%
Consolidated Total	82.1%	82.1%	81.5%	82.1%	82.6%	79.4%

Commercial Risk(3)	81.6%	83.7%	82.1%	80.7%	80.0%	78.4%
Medicare Advantage	82.9%	82.3%	82.0%	82.9%	84.2%	82.0%
Medicare Part D	81.7%	60.5%	76.8%	88.8%	95.8%	83.7%
Medicaid	89.4%	94.4%	88.1%	86.9%	86.0%	85.7%

(1)
The Company did not renew the MA-PFFS product line effective January 1, 2010 and is in the process of paying claims liabilities related to prior dates of service.  The Company believes that disclosing adjusted earnings, which exclude the 2011 impact of the MA-PFFS results, provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

(2)
On May 31, 2011, the Company announced that it will record a non-recurring pre-tax adjustment to earnings in the second quarter of 2011 in the amount of $159.3 million, or $0.68 per diluted share related to such litigation.  The Company believes that disclosing adjusted earnings figures which exclude the impact of this litigation provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

(3)
"Commercial Risk" includes the results for all commercial risk business including Individual, Small Group, and Large Group members.  Previously, certain metrics reflected the commercial group business only.

(4)	"Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010. These statistics exclude the effect of the Kentucky Medicaid business for the fourth quarter of 2011 due to the timing of the contract implementation (November 1, 2011).

(5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.